UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

/ /      Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/X/      Definitive Information Statement

                                  Caprius, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4) Proposed maximum aggregate value of securities:

         (5) Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ /      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                  CAPRIUS, INC.
                                One Parker Plaza
                               Fort Lee, NJ 07024

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF STOCKHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

     This Information Statement is furnished by the Board of Directors of Caprius, Inc., a Delaware corporation (the "Company"), to holders of record of our common stock, $.01 par value per share, at the close of business on February 14, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders of certain action that was taken by the written consent, dated as of February 14, 2005, by the holders of a majority of our outstanding voting stock. This Information Statement also shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

     The action taken by the majority stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement to the other stockholders.

     If you would like to request additional copies of this Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please instruct Beverly Tkaczenko by writing to the Company at One Parker Plaza, Fort Lee, New Jersey 07024.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

PROPOSALS BY SECURITY HOLDERS

     No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.



                                       By order of the Board of Directors:

                                       /s/ Jonathan Joels
                                       ------------------------------
                                       Jonathan Joels
                                       CFO, Treasurer and Secretary

                                  CAPRIUS, INC.
                                One Parker Plaza
                               Fort Lee, NJ 07024

                              INFORMATION STATEMENT

INTRODUCTORY STATEMENT

     Caprius, Inc. is a Delaware corporation with our principal executive offices located at One Parker Plaza, Fort Lee, NJ 07024. Our telephone number is
(201) 592-8838.

     At the request of our Board of Directors, we are sending this Information Statement to our stockholders to notify you about action that the holders of a majority of our outstanding voting capital stock (the "Majority Holders") took by written consent, on February 14, 2005, in lieu of a special meeting of the stockholders. The action contemplated thereby will be effective and implemented not less than twenty (20) calendar days after the initial mailing of this Information Statement.

     Copies of this Information Statement are being mailed on or before March 14, 2005 to the holders of record on February 14, 2005 of the outstanding shares of our common stock and preferred stock.

GENERAL INFORMATION

     In accordance with the Delaware General Corporation Law, the Majority Holders authorized an amendment (the "Amendment") to our certificate of incorporation to effect a reverse stock split (the "Reverse Split") of our issued and outstanding shares of common stock at a ratio of one-for-twenty. The Amendment will not change the number of our authorized shares of common stock and preferred stock.

     The reason for the Amendment and the Reverse Split is that on February 15, 2005, we completed a placement of 45,000 shares of Series C Preferred Stock at a price of $100 per share and simultaneously issued 21,681 shares of Series C Preferred Stock in conversion or exchange of principal and interest on indebtedness in the aggregate amount of $2,168,100. At that time, we did not have a sufficient number of authorized but unissued shares of common stock to effect the placement and the conversions/exchanges with noteholders, so we established the Series C Preferred Stock and issued an aggregate of 66,681 shares. In addition, the purchasers in the placement mandated that the common stock be split on a post-placement basis based upon their belief that a smaller number of outstanding shares may be beneficial for the trading in the common stock. As mentioned herein, the Series C Preferred Stock automatically converts into common stock upon the effectiveness of the Reverse Split. The Reverse Split would reduce the number of outstanding shares of common stock to permit the issuance of common stock upon conversion of the Series C Preferred Stock and to have additional authorized but unissued shares for future issuances.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Amendment and the resulting Reverse Split will not be effected until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the Amendment will be effected on or about the close of business on April 4, 2005, and the Reverse Split will be effected immediately thereafter.

     We ask all brokers and other custodians, nominees and fiduciaries who are holding our shares on behalf of beneficial owners to forward this Information Statement to the beneficial owners. We will reimburse the record holders for out-of-pocket expenses incurred in forwarding such material.

DESCRIPTION OF OUR CAPITAL STOCK

     We are authorized to issue 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 27,000 shares have been designated as Series B Convertible Redeemable Preferred Stock ("Series B") and 75,000 shares have been designated as Series C Mandatory Convertible Preferred Stock ("Series C"). At the close of business on February 14, 2005, we had 20,446,562 shares of common stock issued and outstanding, and 27,000 shares of Series B Preferred Stock issued and outstanding. On February 15, 2005, we issued and thereafter have outstanding 66,681 shares of Series C Preferred Stock.

     Each share of our common stock entitles the holder to one vote on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors. The holders of shares of our common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available and upon liquidation they are entitled to share pro rata in any distribution to holders of common stock, subject to the prior right of holders of our outstanding preferred stock. No dividends have ever been declared by the Board of Directors on the common stock. Holders of our common stock have no preemptive rights. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

     Each share of Series B Preferred Stock is convertible into 429.553 shares of common stock, subject to customary anti-dilution provisions, or an aggregate of 1,159,793 shares of common stock. The Series B Preferred Stock is convertible at the election of the holder for ten years from the date of purchase, August 18, 1997, and subject to mandatory conversion upon a change of control or the expiration of the ten year period. Unless an action adversely affects the rights, powers or privileges of the shares of the Series B Preferred Stock, the holders of Series B Preferred Stock are not entitled to vote on any matter. The Series B Preferred Stock has a liquidation preference of $100 per share, on a pari passu basis with the shares of Series C Preferred Stock.

     Each share of Series C Preferred Stock automatically converts into common stock at a price of $.145 per share, subject to anti-dilution provisions, upon the effectiveness of the Reverse Split. The holder does not have any right of conversion. The holders of Series C Preferred Stock have the right to vote together with the holders of common stock as a single class on any matter which the holders of common stock are entitled to vote (including the election of directors), as if the Series C Preferred Stock had been converted into common stock. The Series C Preferred Stock has a liquidation preference of $100 per share, on a pari passu basis with the shares of Series B Preferred Stock.

     As determined by our Board of Directors, and without any action by stockholders, we may issue the remaining authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time be determined by the Board at time of issuance. The preferred stock may be issued in the future in connection with acquisitions, financings or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 1, 2005, giving effect to the conversion of the Series C Preferred Stock into common stock and the Reverse Split, certain information with respect to the securities beneficially owned by:
(i) each person who is known by us to own beneficially more than five percent of the outstanding common stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group:

                                                                       Amount and nature of
                                      Position with Company /               beneficial          Percentage
Name of                             beneficial owner of over 5% of       ownership(1) of           of
beneficial owner*                    the outstanding common stock          common stock        securities ***
---------------------------------  ---------------------------------- ----------------------- ---------------
Special Situations Private         Holder of over five percent             1,344,826(2)          37.03%
Equity Fund, L.P.
153 E. 53rd Street
55th Floor
New York, NY 10022
---------------------------------  ---------------------------------- ----------------------- ---------------
Special Situations Fund III, L.P.  Holder of over five percent               448,275(3)          13.09%
153 E. 53rd Street
55th Floor
New York, NY 10022
---------------------------------  ---------------------------------- ----------------------- ---------------
Shrikant Mehta                     Holder of over five percent               245,894(4)           7.33%
Combine International
354 Indusco Court
Troy, Michigan 48083
---------------------------------  ---------------------------------- ----------------------- ---------------


                                       4


George Aaron                       Chairman of the Board;                    260,887(5)           7.79%
                                   Chief Executive Officer;
                                   President

Jonathan Joels                     Director; Chief                           255,226(6)           7.62%
                                   Financial Officer;
                                   Treasurer;
                                   Secretary

Elliott Koppel                     VP Sales & Marketing                       54,197(7)           1.62%

Sol Triebwasser, Ph.D.             Director                                    5,545(8)            **

Jeffrey L. Hymes, M.D.             Director                                    1,250(9)            **

All executive officers and                                                   577,105(10)         17.24%
Directors as a group
(5 persons)

--------------
* Except otherwise indicated above, the address of the holder is c/o Caprius Inc., One Parker Plaza, Fort Lee, NJ 07024.
**   Less than one percent (1%)
*** Does not include the Series B Preferred Stock, as it is non-voting except on matters directly related to such series.

(1) Includes voting and investment power, except where otherwise noted. The number of shares beneficially owned includes shares each beneficial owner and the group has the right to acquire within 60 days of March 1, 2005 pursuant to stock options, warrants and convertible securities.

(2) Includes 310,344 shares underlying warrants presently exercisable and excludes 103,448 shares underlying warrants which are currently not exercisable.

(3) Includes 103,448 shares underlying warrants presently exercisable and excludes 34,482 shares underlying warrants which are currently not exercisable.

(4)  Includes (i) 10,000 shares underlying warrants presently exercisable and
     (ii) 25,000 shares underlying options presently exercisable.

(5) Includes (i) 353 shares in retirement accounts, (ii) 9,075 shares underlying warrants presently exercisable, (iii) 5 shares jointly owned with his wife and (iv) 20,000 shares underlying options presently exercisable.

(6) Includes (i) 48,000 shares as trustee for his children, (ii) 8,618 shares underlying warrants presently exercisable, (iii) 875 shares underlying warrants owned by his wife for which he disclaims beneficial ownership,
     (iv) 20,000 shares underlying options presently exercisable and (v) 17,241 shares in a retirement account.

(7) Includes (i) 4,644 shares underlying warrants and (ii) 20,000 shares underlying options presently exercisable.


                                       5


(8)  Includes 5,475 shares underlying options presently exercisable.

(9) Includes 1,250 shares underlying options presently exercisable and excludes 2,500 shares underlying options which are currently not exercisable.

(10) Includes (i) 22,337 shares underlying warrants and (ii) 66,725 shares underlying options presently exercisable.

REASON FOR THE AMENDMENT AND THE REVERSE SPLIT

     On February 15, 2005, we completed a private placement (the "Placement") for a gross purchase price of $4.5 million to accredited investors consisting of
(i) 45,000 shares of Series C Preferred Stock, (ii) Series A Warrants to purchase an aggregate of 9,310,344 shares of Common Stock at an exercise price of $0.28 per share, exercisable for a period of five years, and (iii) Series B Warrants to purchase an aggregate of 3,103,448 shares of common stock at an exercise price of $0.145 per share, exercisable in nine months for a period of five years from date of grant subject to termination upon a certain event.

     In connection with the Placement, (i) the holders of $1.5 million aggregate principal amount of 8% Senior Secured Convertible Promissory Notes issued by us from April 2004 through June 2004 (the "April Notes") pursuant to an Amendment and Conversion Agreement, amended and converted their April Notes, together with accrued and unpaid interest thereon, into Series C Preferred Stock, (ii) the holders of $500,000 aggregate principal amount of promissory notes issued by us from January to March 2004 (the "January Notes") have, pursuant to an Exchange Agreement, exchanged their notes for Series C Preferred Stock, and (iii) the holders of loans to us in the aggregate principal amount of $145,923 (the "Loans") have, pursuant to the Exchange Agreement, exchanged 50% of their Loans for Series C Preferred Stock, with the remaining 50% of their Loans and all accrued interest thereon paid in cash. We issued an aggregate of 21,681 shares of Series C Preferred Stock upon these conversions and exchanges, valued at one share of Series C Preferred Stock for each $100 of principal or interest converted or exchanged. For additional information about the issuance of the Series C Preferred Stock, reference is made to the Form 8-K for an event of February 15, 2005 we filed with the Securities and Exchange Commission.

     For information regarding the effect of the Reverse Split on our common stock, see "Effect of Reverse Stock Split" below.

     Since we had desired to issue common stock in the Placement but did not have a sufficient number of shares to issue, we agreed with the placement agent to structure the Placement for the creation and issuance of the Series C Preferred Stock with the automatic conversion to common stock when there would be a sufficient number of shares of common stock to effect the conversion. The placement agent and the lead investors sought that the common stock be reverse split in order to have a more orderly trading market. It was decided that having the Reverse Split without changing the number of authorized shares of Common Stock would accomplish the desired objectives.

EFFECT OF REVERSE STOCK SPLIT

     On February 14, 2005, as a condition precedent to closing the Placement, the Majority Holders approved the Amendment and the Reverse Split, subject to notice to the balance of the stockholders pursuant to a Rule 14C information statement. The Board of Directors believes that the Reverse Split is in the best interest of the Company because it may increase the marketability and liquidity of the common stock and allow us to have sufficient authorized but unissued shares of common stock for future issuances, as well as accommodating the Placement.

     Our common stock is listed for trading on the OTC Bulletin Board under the symbol CAPR.OB. On February 28, 2005, the reported closing price of the common stock on the OTC Bulletin Board was $0.21 per share. Over the past 12 months, the closing prices ranged from $0.05 to $0.25 per share. The trading symbol may change by reason of the Reverse Split.

     Our Board of Directors believes that the current per share price of the common stock limits the effective marketability of the shares because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Moreover, our common stock may be deemed "penny stock" under Rule 15(g)(9) of the Exchange Act and be subject to the restrictions thereunder. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, however, in whole or in part, by increased brokerage commission that may be required to be paid by stockholders selling "odd lots" created by such Reverse Split.

     No assurance can be given, however, that the market price of the common stock post-Reverse Split will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. In fact, in most reverse splits of other OTC Bulletin Board issuers, the multiple of the post-split market price over the pre-split market price is less than the reverse split multiple.

     The shares of common stock to be issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of common stock post-Reverse Split will have the same par value, voting rights and other rights as the common stock, pre-reverse stock split.

     The following table sets forth the classification of the shares of our common stock, both on a pre-Reverse Split and post-Reverse Split basis:

                                                      Post-Reverse Split
                                                     (and Post-Conversion
                                                         of Series C
                              Pre-Reverse Split(1)     Preferred Stock)
Outstanding                       20,446,562                 3,321,673
Reserved for conversion           17,143,139                 1,052,844
of options, Series B
Preferred Stock and
Warrants

Treasury stock                        22,500                     1,125

Authorized but unissued           12,387,799                45,624,358
                           -------------------------------------------------
TOTALS:                           50,000,000                50,000,000

(1) Pre-Reverse Split figures do not include 13,913,792 shares, on a pre-split basis, underlying warrants issued in the Placement to accredited investors and Laidlaw & Co. (UK) Limited, as selected dealer.

     Our authorized but unissued shares of common stock may be issued in connection with acquisitions or subsequent financings. There can be no assurance that we will be successful in making any such acquisitions or obtaining any such financings. We do not currently have any plans for the issuance of the shares of common stock for acquisitions or financings. Each of our stockholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

     The Reverse Split will not alter any stockholder's percentage interest in our equity. No fractional shares shall be issued upon conversion and the number of shares of common stock to be issued shall be rounded down to the nearest whole share, except a holder of 19 or fewer shares will receive one share on a post-reverse split basis.

     In addition, commencing with the effective date of the Reverse Split, all outstanding options, warrants and convertible securities entitling the holders thereof to purchase shares of the common stock will be adjusted to entitle such holders to receive, upon exercise of their options, warrants or convertible securities, as applicable, one-twentieth of a share for each share underlying his options, warrants or convertible securities, while the exercise or conversion price of his options, warrants and convertible securities will be increased twenty fold. For example, the holder of options to purchase 2,000 shares of common stock at an exercise price of $0.15 per share will instead be entitled to purchase 100 shares at a price of $3.00 per share.

     Commencing at the close of business following the filing of the Amendment with the Secretary of State of the State of Delaware, each stock certificate representing shares of our common stock before such date will be deemed for all corporate purposes without any action on the part of our stockholders to evidence ownership of the decreased number of shares of our common stock resulting from the Reverse Split. We shall issue a press release announcing the effectiveness of the Reverse Split and any new trading symbol. As soon as practicable after such date, you will be notified as to the effectiveness of the Reverse Split and instructed as to how and when to surrender your certificates representing shares of pre-Reverse Split shares in exchange for certificates representing shares of post-Reverse Split shares. We intend to use our transfer agent American Stock Transfer & Trust Company as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Split.

     We believe that the federal income tax consequences of the Reverse Split to holders of common stock will be as follows:

     (i) No income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing post-Reverse Split shares.

     (ii) The tax basis of the post-Reverse Split shares will equal the tax basis of the pre-Reverse Split shares exchanged therefore.

     (iii) The holding period of the post-Reverse Split shares will include the holding period of the pre-Reverse Split shares if such pre-Reverse Split shares were held as capital assets.

     (iv) The conversion of the pre-Reverse Split shares into the post-Reverse Split shares will produce no taxable income or gain or loss to us.

     Our understanding of the tax consequences of the Reverse Split is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

     THE ABOVE DISCUSSION IS A BRIEF SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON OUR STOCKHOLDERS AND THE COMPANY WITH RESPECT TO THE REVERSE SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. WE ADVISE EACH STOCKHOLDER TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE.

NO DISSENTERS' RIGHTS

     You do not have the right to dissent and obtain an appraisal of your shares under Delaware law in connection with the Amendment described in this Information Statement.

STOCKHOLDER PROPOSALS

     Our Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the our next annual meeting of stockholders must be received at our offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in our information or proxy statement relating to that meeting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

     We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You also can view such documents on our website www.caprius.com.


Fort Lee, New Jersey
March 14, 2005

                                       By order of the Board of Directors:

                                       /s/ Jonathan Joels
                                       ------------------------------
                                       Jonathan Joels
                                       CFO, Treasurer and Secretary